Exhibit 10.29

EXECUTION COPY

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of March 6, 2009, among JPMORGAN CHASE BANK, N.A. (as successor in interest to The Bank of New York), as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Credit Agreement Representative”) for the Credit Agreement Lenders (as defined below), LIBERTY MEDIA CORPORATION, as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), XM SATELLITE RADIO INC., a Delaware corporation (the “Borrower”), and each of the other Loan Parties (as defined below) party hereto.

WHEREAS, (i) the Borrower, each of the other Loan Parties and JPMorgan Chase Bank, N.A., as Collateral Agent, are parties to the Security Agreement, dated as of January 28, 2003 (as amended, restated, supplemented, modified or replaced from time to time, the “General Security Agreement”) and (ii) the Borrower and JPMorgan Chase Bank, N.A., as Collateral Agent, are parties to the Amended and Restated Security Agreement, dated as of January 28, 2003 (as amended, restated, supplemented, modified or replaced from time to time, the “FCC Security Agreement” and collectively the “Existing First Priority Security Agreements”), pursuant to which the Borrower and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral (as defined below) as security for payment and performance of the First Priority Obligations (as defined below); and

WHEREAS, the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain financial institutions and other entities are parties to the Amended and Restated Credit Agreement, dated as of March 6, 2009, pursuant to which such financial institution and other entities have agreed to continue existing loans of the Borrower; and

WHEREAS, the Borrower, the Second Priority Representative and certain other entities are parties to the Amended and Restated Credit Agreement, dated as of March 6, 2009 (the “Existing Second Priority Agreement”), pursuant to which such other entities have agreed to make loans to the Borrower; and

WHEREAS, the Borrower and the other Loan Parties are granting to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations (as defined below); and

WHEREAS, the Credit Agreement Lenders (as defined below) under the Amended and Restated Credit Agreement described above have agreed to permit the grant of such junior security interests on the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“Acceleration Conditions” means that any of the following have occurred and is continuing: (a) the Credit Agreement Lenders have accelerated the Credit Agreement Obligations after an event of default thereunder, (b) a Loan Party has failed to make a payment under a Second Priority Document resulting in an event of default under the Second Priority Agreement, (c) acceleration has occurred automatically under the Second Priority Agreement because of a bankruptcy or insolvency event, or (d) any other event of default has occurred under a Second Priority Document and a period of 60 days has elapsed since the occurrence of such event of default and such event of default has not been cured or waived.

“Additional First Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative.

“Additional Second Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Business Day” means any day that is not a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Priority Qualified Counterparty in respect of treasury management arrangements, depositary or other cash management services.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Priority Security Document” means in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“Credit Agreement” includes (i) the document described in the second WHEREAS clause of this Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations under the Credit Agreement unless such agreement or instrument expressly provides that it is not intended to be and is not a Credit Agreement hereunder (a “Replacement Credit Agreement”). Any reference to the Credit Agreement hereunder shall be deemed a reference to any Credit Agreement then extant.

“Credit Agreement Lenders” means the “Lenders” as defined in the Credit Agreement or any Persons that are designated under the Credit Agreement as the “Credit Agreement Lenders” for purposes of this Agreement.

“Credit Agreement Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium on all loans made pursuant to the Credit Agreement, (b) all Hedging Obligations, (c) all Cash Management Obligations and (d) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Credit Agreement, in each case whether or not allowed or allowable in an Insolvency Proceeding.

“Credit Agreement Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Credit Agreement, the Credit Agreement Representative shall be the Person identified as such in such Agreement.

“DIP Credit Agreement Lenders” has the meaning set forth in Section 4.4.

“DIP Financing” has the meaning set forth in Section 5.2.

“DIP Financing Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the DIP Financing, (b) all hedging obligations secured in connection with the DIP Financing, (c) all cash management, depositary, treasury management or similar obligations secured in connection with the DIP Financing and (d) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the DIP Financing, in each case whether or not allowed or allowable in an Insolvency Proceeding.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law with respect to the Common Collateral, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor with respect to the Common Collateral under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code; provided that “Enforcement Action” shall not be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of the Common Collateral.

“Existing First Priority Security Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the third WHEREAS clause of this Agreement.

“FCC Security Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Credit Agreement, (b) all agreements containing obligations secured by the Existing First Priority Security Agreements, (c) any Additional First Priority Agreement and (d) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations secured by the Existing First Priority Security Agreements, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (d) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Cap” means $383,249,085 less (a) the amount of all repayments and prepayments of principal applied to any term loans or notes constituting First Priority Obligations and (b) the amount of all repayments and prepayments of any revolving loans or reimbursement of drawings under letters of credit constituting First Priority Obligations, to the extent accompanied by a permanent reduction of commitments under the applicable revolving credit facility or letter of credit commitment amount (excluding reductions in sub-facility commitments not accompanied by a corresponding permanent reduction in the revolving facility or letter of credit commitment amount), in the case of (a) and (b), excluding reductions as a result of a refinancing or replacement of the First Priority Obligations in whole or in part, whether with the same or different lenders, agents or arrangers plus (c) solely as a component of a DIP Financing, $100,000,000.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Creditors” means the “Lenders” (or any similar term) as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement.

“First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium on all loans made pursuant to the First Priority Agreement, (b) all Hedging Obligations, (c) all Cash Management Obligations and (d) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Agreement and documents executed in connection therewith, in each case whether or not allowed or allowable in an Insolvency Proceeding; provided that the aggregate principal amount, without duplication, of any term loans, revolving credit commitments, revolving credit loans, letters of credit, bonds, debentures, notes or similar instruments or other obligations (excluding, in any event, Hedging Obligations and Cash Management Obligations) provided for under the First Priority Agreement or any other First Priority Document in excess of the First Priority Cap shall not constitute First Priority Obligations for purposes of this Agreement. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the earliest date on, or prior to which, all of the following have occurred:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) outstanding under the First Priority Documents and constituting First Priority Obligations;

(b) payment in full in cash of all other First Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c) termination or expiration of all commitments, if any, of all First Priority Creditors to extend credit that would constitute First Priority Obligations; and

(d) termination, back-stopping or cash collateralization (in accordance with the terms of the First Priority Documents) of all letters of credit issued under the First Priority Documents and constituting First Priority Obligations;

“First Priority Qualified Counterparty” means any “Qualified Counterparty” as defined in the Credit Agreement.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.

“First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the Existing First Priority Security Agreements and any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“General Security Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Hedging Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Priority Qualified Counterparty in respect of any swap agreement or hedge agreement in respect of interest rates or currency exchange rates.

“Holdings” means XM Satellite Radio Holdings Inc., a Delaware corporation.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Party” means the Borrower, Holdings and each direct or indirect affiliate or shareholder (or equivalent) of the Borrower, Holdings or any of their respective affiliates that is now or hereafter becomes a party to any First Priority Security Document or Second Priority Security Document as a “grantor” or “pledgor” (or the equivalent thereof). All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Replacement Credit Agreement” has the meaning set forth in the definition of “Credit Agreement”.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Replacement Second Priority Agreement” has the meaning set forth in the definition of “Second Priority Agreement”.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations evidenced by the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Second Priority Agreement hereunder (a “Replacement Second Priority Agreement”) Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Lenders” as defined in the Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Agreement and the collateral documents, guarantees and other documents executed in connection therewith, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement. In the case of any Replacement Second Priority Agreement, the Second Priority Representative shall be the Person identified as such in such Agreement.

“Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Second Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Standstill Period” has the meaning set forth in Section 3.2.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereunder.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Credit Agreement Lender or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority (as set forth in Section 2.1) or enforceability of any Lien in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of First Priority Obligations and Second Priority Obligations. (a) Subject to any limitations on the aggregate principal amount of First Priority Obligations set forth in the definition of “First Priority Obligations” and the limitations in Section 6(b), the Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate outstanding amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof.

(b) Subject to the limitations in Section 6(a), and subject to Section 6.14 of the Credit Agreement as in effect on the date hereof, the Credit Agreement Representative on behalf of itself and the Credit Agreement Lenders acknowledges that the terms of the Second Priority Obligations may be modified, extended or amended from time to time, and that the aggregate outstanding amount of the Second Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Credit Agreement Lenders and without affecting the provisions hereof.

(c) Subject to any limitations on the aggregate principal amount of First Priority Obligations set forth in the definition of “First Priority Obligations,” the lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or in each case any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form reasonably satisfactory to the First Priority Representative.

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the Second Priority Representative shall be in form reasonably satisfactory to the First Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Collateral Agent, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of March __, 2009 among JPMorgan Chase Bank, N.A., as Collateral Agent, Liberty Media Corporation, as Administrative Agent, and the Loan Parties referred to therein, as amended, modified or supplemented from time to time.”

(c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, the First Priority Representative also holds such collateral as gratuitous bailee and agent for perfection for the Second Priority Representative (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code) and any assignee thereof solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or reasonably requested by the Second Priority Representative or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party. The First Priority Representative further agrees to take all such other action reasonably requested by the Second Priority Representative at the Borrower’s sole cost and expense in connection with the Second Priority Representative obtaining a first-priority interest in the Common Collateral upon the First Priority Obligations Payment Date. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that the First Priority Secured Parties and the First Priority Representative have no duty to them in respect of the maintenance or preservation of the First Priority Collateral, the First Priority Obligations or otherwise.

2.4 No New Liens. (a) So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

(b) So long as the First Priority Obligations Payment Date has not occurred, the Loan Parties agree that if they create any Lien on any assets of any Loan Party securing any First Priority Obligation, the Loan Parties shall ensure that such assets are also subject to a Lien securing the Second Priority Obligations and if they create any Lien on any assets of any Loan Party securing any Second Priority Obligation, the Loan Parties shall ensure that such assets are also subject to a Lien securing the First Lien Obligations.

2.5 Similar Liens and Agreements. The parties hereto agree that, subject to Section 2.4, it is their intention that the First Priority Collateral and the Second Priority Collateral be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Priority Representative or the Second Priority Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Priority Collateral and the Second Priority Collateral and the steps to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Priority Documents and the Second Priority Documents; and

(b) take such actions and execute and deliver such documents so that the First Priority Collateral and the Second Priority Collateral are identical.

2.6 No Additional Lien Subordination. (a) The Credit Agreement Representative, for itself and on behalf of the Credit Agreement Lenders, agrees not to enter into any agreement to subordinate any of the Liens on the Common Collateral now existing or hereafter created or arising in favor of any Credit Agreement Lender to the Liens on the Common Collateral of any other Person; provided that, for the avoidance of doubt, this shall not impact the First Priority Representative’s right to consent (or not object) to any DIP Financing.

(b) The Second Priority Representative, for itself on behalf of the Second Priority Creditors, agrees not to enter into any agreement to subordinate any of the Liens on the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Creditor to the Liens on the Common Collateral of any other Person; provided that, for the avoidance of doubt, and subject to the Second Priority Creditors’ obligations and agreements under Section 5, this shall not impact the Second Priority Representative’s right to consent (or not object) to any DIP Financing.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion. Notwithstanding the foregoing or anything to the contrary herein, the Second Priority Representative and any other Second Priority Secured Party may:

(a) file a proof of claim or statement of interest with respect to the Second Priority Obligations if an Insolvency Proceeding has been commenced by or against the Borrower or any other Loan Party;

(b) take any action (not adverse to the priority status of the Liens on the Common Collateral securing the First Priority Obligations, or the rights of any First Priority Secured Party to exercise remedies in respect thereof) in order to create, preserve or protect its Liens on the Common Collateral;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Common Collateral, if any, in each case in accordance with the terms of this Agreement;

(d) accelerate payment of the Second Priority Obligations, sue for payment on the Second Priority Obligations or file or join in a petition for commencement of an Insolvency Proceeding against any Loan Party (provided that notwithstanding anything to the contrary in this Agreement, the foregoing actions set forth in this Section 3.1(d) may only be taken if the Acceleration Conditions are then satisfied) or institute or apply default rates of interest under the Second Priority Documents;

(e) vote on a plan of reorganization in an Insolvency Proceeding, to the extent not prohibited by this Agreement including Section 5.9 hereof; and

(f) exercise any Enforcement Action with respect to the Common Collateral after the termination of the Standstill Period to the extent permitted by Section 3.2.

3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the provisos set forth below and in Section 5.1:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise (subject to their rights set forth in Section 3.1), any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(c) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(e) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Priority Security Document;

(f) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents; and

(g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

provided, notwithstanding anything to the contrary in the preceding clauses (a) through (g) of this Section 3.2, so long as Insolvency Proceedings have not commenced, at any time while a payment default exists with respect to the Second Priority Obligations following the final maturity of the Second Priority Obligations, or the acceleration by the Second Priority Secured Parties of the maturity of all then outstanding Second Priority Obligations, and in either case so long as 90 days have elapsed after written notice thereof (and requesting that enforcement action be taken with respect to the Common Collateral) has been received by the First Priority Representative (the “Standstill Period”) and so long as such payment default shall not have been cured or waived (or such acceleration rescinded), the Second Priority Representative, on behalf of the Second Priority Secured Parties, may upon 10 days (but not more than 30 days) prior written notice to the First Priority Representative given at any time after the expiration of, or during the last 10 days of, such Standstill Period, but only if (during the 90 days immediately following the end of the Standstill Period) the First Priority Representative or the First Priority Secured Parties are not pursuing enforcement proceedings with respect to any Common Collateral, enforce the Liens on the Common Collateral granted pursuant to the Second Priority Security Documents or take any other Enforcement Action, provided, that any Common Collateral or any proceeds of Common Collateral received by the Second Priority Representative or such other Second Priority Secured Party, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with Section 4 hereof.

3.3 Rights as Unsecured Creditors; Judgment Creditors; Other Rights. (a) Except as specifically set forth in Section 3.2, and subject to, and without limiting, the agreements and obligations of the Second Priority Secured Parties and the limitations of the rights of the Second Priority Secured Parties set forth in all of Section 5, the Second Priority Secured Parties may exercise rights and remedies, as holders of obligations that are not secured by any Lien, against the Borrower or any other Loan Party in accordance with the terms of the Second Priority Documents and applicable law. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as a holder of obligations that are not secured by any Lien, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

(b) Except as specifically set forth in Section 3.2, and subject to, and without limiting, the agreements and obligations of the Second Priority Secured Parties and the limitations of the rights of the Second Priority Secured Parties set forth in all of Section 5, nothing in this Agreement shall limit the rights of any Second Priority Secured Party to act in its capacity as holder of equity securities issued by Sirius XM Radio Inc.

3.4 Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Loan Party, which are absolute and unconditional, to pay the First Priority Obligations and the Second Priority Obligations as and when the same shall become due and payable in accordance with their terms.

3.6 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Releases of Second Priority Lien. (a) Until the First Priority Obligations Payment Date has occurred, upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner reasonably satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

4.4 Purchase Right. Without prejudice to the enforcement of the rights and remedies of the First Priority Representative or the First Priority Secured Parties with respect to the Common Collateral, within five Business Days after (a) the acceleration of all of the Credit Agreement Obligations in accordance with the Credit Agreement or (b) the commencement of an Insolvency Proceeding with respect to any Loan Party, the Credit Agreement Representative, on behalf of the Credit Agreement Lenders, shall offer to the Second Priority Creditors in writing the option to purchase from the Credit Agreement Lenders without recourse, representation or warranty (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption in the form attached to the Credit Agreement as of the date hereof) all, but not less than all, of the Credit Agreement Obligations outstanding at the time of such purchase (including any unfunded commitments under the Credit Agreement and all obligations in respect of letters of credit) and all other rights, obligations and claims of the Credit Agreement Lenders (each of the Credit Agreement Lenders so agreeing by its acceptance of the benefits of the Credit Agreement), and, upon any such purchase, such Second Priority Creditors shall assume and the Credit Agreement Lenders shall be relieved of their commitments and other obligations under the Credit Agreement (including, without limitation, any obligation to make loans and any obligation to participate in letters of credit), at par plus accrued and unpaid interest, fees, expenses, penalties, premiums including the Repayment Premium (as defined in the Credit Agreement), breakage costs, the net amount owing to First Priority Qualified Counterparties in respect of Hedging Obligations, the amount owing to First Priority Qualified Counterparties in respect of Cash Management Obligations, and any other amounts constituting First Priority Obligations (including any unpaid amounts payable to the Credit Agreement Representative or any other agent acting under the Credit Agreement and associated documents, which amounts shall be paid directly to such parties). If one or more of the Second Priority Creditors choose to exercise such right, they must irrevocably notify the Credit Agreement Representative thereof within 10 days after the receipt of the offer notice delivered by the Credit Agreement Representative, and the parties shall endeavor to close promptly thereafter, and in any event within 10 Business Days following notice of the exercise of the Second Priority Creditors’ purchase right. If any of the Second Priority Creditors chooses to exercise such right, then contemporaneously with such purchase pursuant thereto, any of the providers of DIP Financing that are also Credit Agreement Lenders (the “DIP Credit Agreement Lenders”) may in each of their sole discretion require such Second Priority Creditor to purchase, without recourse, representation or warranty all, but not less than all, of its DIP Financing Obligations outstanding at the time of such purchase (including any unfunded commitments under the DIP Financing and all obligations in respect of letters of credit) and all of its other rights, obligations and claims in respect of the DIP Financing and, upon any such purchase, such Second Priority Creditors shall assume and the applicable DIP Credit Agreement Lenders shall be relieved of their commitments and other obligations under the DIP Financing (including, without limitation, any obligation to make loans and any obligation to participate in letters of credit), at par plus accrued and unpaid interest, fees, expenses, penalties, premiums, breakage costs, the net amount owing pursuant to secured hedging obligations, the amount owing pursuant to secured cash management, depositary, treasury management and similar obligations, and any other amounts constituting DIP Financing Obligations. No DIP Credit Agreement Lender shall have any obligation to sell its DIP Financing Obligations.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Subject only to the Second Priority Creditors’ rights under Section 3.1(a) through (d) and Section 5.2, until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise.

5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, including any such financing (x) which represents an advance by some or all of the First Priority Secured Parties following repayment of amounts of First Priority Obligations with cash collateral or (y) the proceeds of which are used, in whole or in part, to repay First Priority Obligations owned to some or all of the First Priority Creditors, the “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 5.4 below and (c) to the extent the Liens securing the First Priority Obligations are subordinated to or pari passu with such DIP Financing, the

Second Priority Representative will subordinate its Liens in the Collateral to (i) the Liens securing such DIP Financing (and all obligations relating thereto), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice; provided that (i) after taking into account the principal amount of the DIP Financing on any date, the sum of the outstanding principal amount of any First Priority Obligations and any DIP Financing shall not exceed the First Priority Cap and (ii) the foregoing shall not prevent the Second Priority Secured Parties from proposing any other DIP Financing to any Loan Party or the bankruptcy court or making or supporting any motion in respect thereof or defending or otherwise responding to any motion in opposition thereto, in each case so long as such action by any Second Priority Secured Party does not contravene any of the agreements, obligations and limitations on the rights of the Second Priority Secured Parties set forth in this Agreement (and the Second Priority Secured Parties acknowledge that such agreements, obligations and limitations are not in any way affected by the right set forth in this clause (ii)), and so long as such action does not in any way lessen or modify the rights of the First Priority Secured Parties set forth in this Agreement or otherwise available pursuant to applicable law (including the right to object to any proposed DIP Financing). No Second Priority Secured Party shall propose, support or enter into any DIP Financing if the effect of such DIP Financing would be that the Second Priority Obligations would no longer be subordinated to the First Priority Obligations in the manner set forth in this Agreement, or the Second Priority Secured Parties would recover any payments they are not otherwise entitled to under this Agreement, including by way of adequate protection.

5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4 Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this

Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to the First Priority Secured Parties, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and/or (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the Second Priority Secured Parties will not object to the First Priority Representative being granted (and the intent is for the First Priority Representative to be granted) a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.

5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the parties hereto hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution of Common Collateral or proceeds of Common Collateral is made in respect of the claims held by the Second Secured Priority Secured

Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties Common Collateral or proceeds of Common Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.9 Plans of Reorganization. No Second Priority Secured Party shall, with respect to the Second Priority Obligations, support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations on the effective date of such plan or (b) is accepted by the class of holders of First Priority Obligations voting thereon and is supported by the First Priority Representative.

5.10 Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative; provided that if requested by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights. Notwithstanding the foregoing, the Second Priority Secured Parties may exercise any rights they may have to credit bid under Section 363(k) of the Bankruptcy Code if the First Priority Obligations Payment Date will occur as a result of the consummation of the transaction contemplated by such credit bid.

5.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Second Priority Documents and First Priority Documents.

(a) Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time (i) execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement or (ii) execute or deliver any amendment or other modification to any of the Second Priority Documents without the written consent of the First Priority Representative if such amendment would:

(A) increase the aggregate principal amount of loans, letters of credit, bankers acceptances or other similar extension of credit under the Second Priority Documents or commitments therefor so that the aggregate principal amount of such loans, letters of credit, bankers acceptances, similar extensions of credit and commitments is in excess of $150,000,000 less (a) the amount of all repayments and prepayments of principal applied to any term loans constituting Second Priority Obligations and (b) the amount of all repayments and prepayments of any revolving loans or reimbursement of drawings under letters of credit constituting Second Priority Obligations, to the extent accompanied by a permanent reduction of commitments under the applicable revolving credit facility or letter of credit commitment amount (excluding reductions in sub-facility commitments not accompanied by a corresponding permanent reduction in the revolving facility or letter of credit commitment amount);

(B) modify the method of computing interest or increase the interest rate (including by any increase in the “applicable margin” or similar component of the interest rate) or yield provisions applicable to the Second Priority Obligations or any letter of credit fee, commitment fee, facility fee, utilization fee, or similar fee (excluding increases resulting from (I) increases in the underlying reference rate not caused by any amendment, supplement, or modification of the Second Priority Documents, (II) accrual of interest at the default rate as set forth in the Second Priority Documents on the date hereof or (III) the operation of Section 6(b)(i)(x) hereof);

(C) change any covenants, defaults or events of default (including the addition of defaults or events of default not contained in the Second Priority Documents as of the date hereof) in any manner that makes them more restrictive, in any material respect, as to any Loan Party except to make conforming changes to match changes made to the First Priority Documents so as to preserve, in connection with any amendments to the First Priority Documents, on substantially similar economic terms, the differential (if any) that exists on the date hereof between such covenants, defaults or events of default in the First Priority Documents and such covenants, defaults or events of default Second Priority Documents;

(D) change to earlier dates any dates upon which payment of principal or interest are due thereon or otherwise alter any provisions that decrease the weighted average life to maturity;

(E) change the prepayment, redemption or defeasance provisions thereof if the effect of such change is to require any new payment or accelerate the payment date of any existing payment obligation;

(F) would permit the assignment of, or sale of any participations in, any Second Priority Obligations to any Loan Party or any Affiliate or Subsidiary of any Loan Party (other than any Liberty Party (as defined under the Existing Second Priority Agreement); or

(G) change or amend any other term of the Second Priority Documents if such change or amendment would result in a default under the First Priority Documents, increase the obligations of any Loan Party or be adverse to the First Priority Secured Parties.

It will also be deemed a violation of this Section 6(a) if any Second Priority Secured Party, Loan Party, or Affiliate of any Loan Party takes an action that would be prohibited under the Second Lien Documents without execution of one or more of the foregoing restricted amendments.

(b) Each Loan Party and the Credit Agreement Representative, on behalf of itself and the Credit Agreement Lenders, agrees that it shall not at any time prior to the existence of an Insolvency Proceeding (i) execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement or (ii) execute or deliver any amendment or other modification to any of the First Priority Documents which would increase (x) the rate of interest (excluding increases resulting from the accrual of interest at the default rate) by more than three percent (3%) per annum (provided that if any amendment to the Credit Agreement increasing the rate of interest by three percent (3%) per annum or less is effected, then the rate of interest in the Existing Second Priority Agreement shall automatically be increased by an equal amount) or (y) the aggregate principal amount of loans, letters of credit, bankers acceptances or similar extensions of credit under the First Priority Documents or commitments therefor so that the aggregate principal amount of such loans, letters of credit, bankers acceptances, similar extensions of credit and commitments is in excess of the First Priority Cap without the written consent of the Second Priority Representative.

(c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2 and provided that there is a corresponding release of the Liens securing the First Priority Obligations, (B) permitting other Liens on the Collateral not permitted under the terms of the Second Priority Documents or Section 5 or (C) imposing any duties on the Second Priority Representative without its consent, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 10 Business Days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8. Obligations Unconditional.

8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.

8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Party in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement or any Second Priority Document, the provisions of this Agreement shall govern.

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or duties of any Loan Party, such Loan Party.

(b) It is understood that the First Priority Representative and the Second Priority Representative, without the consent of any other First Priority Secured Party or Second Priority Secured Party, may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations or Second Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Second Priority Obligations, provided, that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Second Priority Obligations, as applicable.

9.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction. (a) Each Credit Agreement Lender, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each Credit Agreement Lender, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex 1 to the Guarantee Agreement referred to in the First Priority Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Executive Director

Address for Notices:

Attention: Telecopy No.:

JPMORGAN CHASE BANK, N.A., as Credit Agreement Representative for and on behalf of the Credit Agreement Lenders

By:	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Executive Director

Address for Notices:

Attention: Telecopy No.:

LIBERTY MEDIA CORPORATION, as Second Priority
Representative for and on behalf of the Second Priority
Secured Parties

By:	/s/ David Flowers
Name:	David J.A. Flowers
Title:	Senior Vice President and Treasurer

Address for Notices: 12300 Liberty Blvd.
Englewood, CO 80012
Attn: David Flowers
Telecopy No.: (720) 875-5915

Loan Parties:

Address for Notices (for all Loan Parties):

Attention: Telecopy No.:

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM EQUIPMENT LEASING LLC

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM RADIO INC.

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM EMALL INC.

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM CAPITAL RESOURCES INC.

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM INNOVATIONS INC.

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

EFFANEL MUSIC, INC.

By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary